Exhibit 3.3

AMENDED AND RESTATED
BY-LAWS

OF

Traffic.com, Inc.
(a Delaware corporation)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01                    Registered Office.  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute.

SECTION 1.02                    Other Offices.  The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

SECTION 1.03                    Fiscal Year.  The fiscal year of the corporation shall end on the 31st day of December in each year.

ARTICLE II

Meetings of Stockholders

SECTION 2.01                    Place of Meetings.  All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

SECTION 2.02                    Annual Meeting.  The board of directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the First Friday of March in such year, if not a legal holiday, and if a legal holiday then on the next succeeding business day at 10:00 o’clock A.M., and at the meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

SECTION 2.03                    Special Meetings.  Special meetings of stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the chairman of the board, a majority of the board of directors, the president, or at the request, in writing, of (i) stockholders owning a majority of the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote, (ii) stockholders owning at least 25% of the Series A Convertible Preferred Stock, $0.01 par value, of the corporation issued and outstanding and entitled to vote (the “Series A Preferred”) or (iii) stockholders owning at least a majority of the Series D Convertible Preferred Stock, $0.01 par value per share, of the corporation issued and outstanding and entitled to vote (the “Series D Preferred”).  At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting to be held at such date and time as the secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof.  If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04                    Notice of Meetings.  Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.  Every notice of a special meeting shall state the purpose or purposes thereof.

SECTION 2.05                    Quorum Manner of Acting and Adjournment.  The holders of issued and outstanding stock (not including treasury stock) entitled to cast a majority of the votes entitled to be case thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by statute, by the certificate of incorporation or by these by-laws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.   If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  When a quorum is present at any meeting, a majority of the votes entitled to be cast by the stockholders present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the Second Amended and Restated Certificate of Incorporation of the corporation (the “certificate of incorporation”) or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.06                    Organization.  At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated:  the vice chairman, if one has been appointed, the president, the vice presidents in their order of rank and seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes that all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, if there be one, or the president, shall act as secretary.

SECTION 2.07                    Voting.  Except as otherwise provided in the corporations certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder.  No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the secretary of the corporation.  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation.

SECTION 2.08                    Consent of Stockholders in Lieu of Meeting.  Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required above to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an office or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.   Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 2.09                    Voting Lists.  The office who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting.  The list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder.  The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.10                    Inspectors of Election.  Unless otherwise required by law, in advance of any meeting of stockholders, the board of directors may, but need not, appoint one or more inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof.  If an inspector or inspectors of election are not so appointed, the person presiding at the meeting may, but need not, appoint one or more Inspectors of election.  The number of inspectors shall be one or three, as determined by the board of directors of the person presiding at the meeting, as the case may be.  No person who is a candidate for office shall act as an inspector.  In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the person presiding at the meeting.

If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.  If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the person presiding at the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

ARTICLE III

Board of Directors

SECTION 3.01                    Powers.  The board of directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute the certificate of incorporation or these by-laws, are hereby granted to and vested in the board of directors.

SECTION 3.02                    Number and Term of Office.  Except as otherwise provided in the corporation’s certificate of incorporation, the board of directors shall consist of such number of directors, not less than 1 nor more than 9, as may be from time to time by resolution of the board of directors.  Each directors shall serve until the next annual the stockholders and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal.  All directors of the corporation shall be natural persons, but not need be residents of Delaware or stockholders of the corporation.

SECTION 3.03                    Vacancies.  Subject to the terms of the Second Amended and Restated Stockholders’ Agreement dated as of November 14, 2000 (as such agreement may be further amended, restated, modified or supplemented from time to time, the “Stockholders’

Agreement”), vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  Subject to the terms of the Stockholders’ Agreement, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the corporation’s certificate or incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 3.04                    Resignations.  Any directors of the corporation may resign at any time by giving notice to the president or the secretary of the corporation.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05                    Organization.  At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall, preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

SECTION 3.06                    Place of Meeting.  The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

SECTION 3.07                    Organization Meeting.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 3.08                    Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.  If the date fixed for any such regular meeting be a legal holiday under the laws of the state where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors.  At such meetings, the directors shall transact such business as may properly be brought before the meeting.

SECTION 3.09                    Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairman, if there be one, the president, any two directors of the Company or holders of at least 25% of the Series A Preferred, 25% of the Series B Convertible Preferred Stock of the corporation or holders of at least a majority of the Series D Preferred.  Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or 5 days (in the case of notice by mail) before the time at which the meeting is to be held.  Each such notice shall state the time and place of the meeting to be so held.

SECTION 3.10                    Quorum.  Manner of Acting and Adjournment.  At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the corporation’s certificate of Incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 3.11                    Executive and Other Committees.  The board of directors may, by resolution adopted by a majority of the board, designate an executive committee and one or more other committees, each committee to consist of one or more directors; provided that such majority includes at least one director elected by the holders of the Series A Preferred (but only if shares of Series A Preferred are then issued and outstanding), at least one director elected by the holders of the Series D Preferred, voting separately as a class (but only if shares of Series D Preferred are then issued and outstanding) and one director elected by the holders of the Common Stock of the corporation.  The board, in the manner designated above, may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Any such committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors pursuant to authority expressly granted to the board of directors by the corporation’s certificate of incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware (“DGCL”). Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors in the manner indicated above.  Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

SECTION 3.12                    Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notice – Waivers - Meetings

SECTION 4.01                    Notice.  What Constitutes.  Whenever, under the provisions of the statutes of Delaware or the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.09 of Article III hereof.

SECTION 4.02                    Waivers of Notice.  Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 4.03                    Exception to Requirements of Notice.  Whenever notice is required to be given, under any provision of the DGCL or of the certificate of incorporation or these by-laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the corporation is such as to require the filing of a certificate under any section of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the DGCL or the certificate of incorporation or these by-laws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any section of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this section.

SECTION 4.04                    Conference Telephone Meetings.  One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE V

Officers

SECTION 5.01                    Number, Qualifications and Designation.  The officers of the corporation shall be chosen by a majority of the board of directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article; provided that such majority include at least one director elected by the holders of the Series A Preferred (but only if shares of Series A Preferred are then issued and outstanding), at least one director elected by the holders of the Series D Convertible Preferred, voting separately as a class (but only if the shares of Series D Preferred are then issued and outstanding) and one director elected by the holders of the Common Stock of the corporation.  One person may hold more than one office.  Officers may be, but need not be, directors or stockholders of the corporation.  The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation.

SECTION 5.02                    Election and Term of Office.  The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the board of directors in the manner indicated above, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal by a majority of the board of directors; provided that such majority include at least one director elected by the holders of the Series A Preferred (but only if shares of Series A Preferred are then issued and outstanding), at least one director elected by the holders of the Series D Convertible Preferred, voting separately as a class (but only if the shares of Series D preferred are then issued and outstanding) and one director elected by the holders of the Common Stock of the corporation.  Any officer may resign at any time upon written notice to the corporation.

SECTION 5.03                    Subordinate Officers Committees and Agents.  A majority of the board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as a majority of the board of directors may from time to time determine; provided that such majority include at least one director elected by the holders of the Series A Preferred (but only if shares of Series A Preferred are then issued and outstanding), at least one director elected by the holders of the Series D Convertible Preferred, voting separately as a class (but only if the shares of Series D Preferred are then issued and outstanding) and one director elected by the holders of the Common Stock of the corporation.  A majority of the board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents; provided that such majority include at least one director elected by the holders of the Series A Preferred (but only if shares of Series A Preferred are then issued and outstanding), at least one director elected by the holders of the Series D Convertible Preferred, voting separately as a class (but only if the shares of Series D Preferred are then issued and outstanding) and one director elected by the holders of the Common Stock of the corporation.

SECTION 5.04                    The Chairman and Vice Chairman of the Board.  The chairman of the board or in his absence, the vice chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

SECTION 5.05                    The President.  The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors.  If there is no chairman or vice chairman of the board of directors, the president shall preside at all meetings of the stockholders.  He shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these by-laws, to some other officer or agent of the corporation) and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the board of directors.

SECTION 5.06                    The Vice Presidents.  The vice presidents shall perform the duties of the president in his absence and such other duties as may from time to time be assigned to them by the board of directors or by the president.

SECTION 5.07                    The Secretary.  The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the board of directors or the president.

SECTION 5.08                    The Treasurer.  The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing his transactions as treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the board of directors or the president.

SECTION 5.09                    Officers’ Bonds.  No officer of the corporation need provide a bond to guarantee the faithful discharge of his duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office.

SECTION 5.10                    Salaries.  The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

SECTION 5.11                    Authority.  The discharge by the corporation of its functions as a trustee of any business trust for which it is appointed, and agrees to serve, as trustee shall be deemed to be part of the ordinary business of the corporation and any action taken on behalf of the corporation in its capacity as trustee of a business trust shall be deemed to have been taken in the regular course of business of the corporation.  Approval by the board of directors shall not be required for the taking of any action by the corporation as a trustee of a business trust and any such action may be taken by the officers of the corporation under their own authority.

ARTICLE VI

Certificates of Stock, Transfer, Etc.

SECTION 6.01                    Issuance.  Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by him upon his request therefor.  The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.  They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed.  Any of or all the signatures upon such certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

SECTION 6.02                    Transfer.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

SECTION 6.03                    Stock Certificates.  Stock certificates of the corporation shall be in such form as provided by statute and approved by the board of directors.  The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.

SECTION 6.04                    Lost Stolen Destroyed or Mutilated Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.05                    Record Holder of Shares.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.06                    Determination of Stockholders of Record.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record-date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the DOCK, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by action by the board of directors is the record date for determining to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VII

Indemnification of Directors, Officers and Other Authorized Representatives

SECTION 7.01                    Indemnification of Directors Officers and Authorized Representatives.  The corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than are permitted the corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation or otherwise (hereinafter, a proceeding”) by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director, officer, employee or other authorized representative of the corporation or is or was serving at the request of the corporation as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation, service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as director or officer of the corporation or in any other capacity on behalf of the corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fine, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or or paid he without court approval), actually and reasonably incurred by such person in connection therewith.  Notwithstanding the foregoing, except as provided in Section 7.02 below, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

SECTION 7.02                    Contract Right of Indemnification.  Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Article VII in advance of the final disposition thereof promptly after receipt by the corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or officer of the corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the corporation under this Article VII or otherwise.  If a claim for indemnification under Article VII is not paid in full by the corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

SECTION 7.03                    Continuing Right.  The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 7.04                    Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 7.02 and the right to payment of expenses conferred in Section 7.02 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the corporation having the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the corporation in connection with their status with or services to or on behalf of the corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the corporation.

SECTION 7.05                    Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or authorized representative of the corporation, or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation has the power to indemnify such person against such liability under the laws of this or any other state.

SECTION 7.06                    Amendment or Repeal.  Neither the modification, amendment, alteration or repeal of this Article VII or any of its provisions nor the adoption of any provision inconsistent with this Article VII or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

ARTICLE VIII

General Provisions

SECTION 8.01                    Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 8.02                    Annual Statements.  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION 8.03                    Contracts.  Except as otherwise provided in these by-laws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 8.04                    Checks.  All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

SECTION 8.05                    Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 8.06                    Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

SECTION 8.07                    Corporate Records.  Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.  Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose.  Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

Any director shall have the right to examine the corporations stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director.

SECTION 8.08                    Amendment of By-Laws.  Subject to the corporation’s certificate of incorporation and the obtaining of the approval by the stockholders and/or directors from whom approval may be required as set forth in the corporation’s certificate of incorporation, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the corporation’s certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

DELAWARE GENERAL CORPORATION LAW

By-Law Derivation Table

By-Law	DGCL Section	By-Law	DGCL Section

1.01	131; 133	5.01	142 (a), 142(b)
1.02	131	5.02	142 (b)
1.03	None	5.03	None
2.01	211 (a)	5.04	None
2.02	211 (b)	5.05	None
2.03	211 (d)	5.06	None
2.04	222	5.07	142 (a)
2.05	216, 222 (c)	5.08	None
2.06	None	5.09	142 (c)
2.07	212	5.10	122 (5)
2.08	228	6.01	158
2.09	219 (a)	6.02	201
2.10	cf. 231	6.03	None
		6.04	167
3.01	141 (a)	6.05	None
3.02	141 (b)	6.07	213
3.03	223 (a), 223 (c)	7.01	145
3.04	141 (b)	7.02	145
3.05	None	7.03	None
3.06	141 (g)	7.04	None
3.07	None	7.05	145 (e)
3.08	None	7.06	None
3.09	None
3.10	141 (b), 141 (f)
3.11	141 (c)
3.12	141 (h)	8.01	170 (a), 173
4.01	None	8.02	None
4.02.	229	8.03	142 (a)
4.03		8.04	None
4.03	230	8.05	122(3)
4.04	141 (i)	8.06	None
		8.07	220
		8.08	109 (a)